REVISED August 27, 1999


Gunther International, Ltd.
One Winnenden Road
Norwich, Connecticut  06360

Attention:  Marc Perkins and Michael Vehlies

Re:  PEOPLE'S BANK
     $200,000 Credit Line Relative
              to Standby Letters of Credit
     $500,000 Revolving Credit Line

Dear Mr. Perkins and Mr. Vehlies:

In response to your request for certain credit line facilities to support the business operations of GUNTHER INTERNATIONAL, LTD, a corporation duly organized, in good standing and registered to do business in the State of Connecticut, we are pleased to advise you that People's Bank ("Lender" or "Bank"), agrees to loan to Borrower the maximum principal sum of $700,000.00 under two credit facilities as follows: a $200,000.00 Credit Line in support of Bank's undertaking to issue certain short term standby letters of credit as more particularly described herein (the "$200k Line"); and a $500,000.00 Revolving Line of Credit as more particularly described herein (the "$500k Line"); both facilities being sometimes hereafter collectively referred to as the "Loan". Bank's commitment to make the Loan and the Loan itself is subject to the following terms, provisions, limitations and conditions:

1. Purpose of the $200k Loan.

         The $200k Loan shall be made to Borrower for the purpose of facilitating the issuance of certain Standby Letters of Credit in the maximum aggregate principal balance at any time outstanding of Two Hundred Thousand and no/100 ($200,000.00) Dollars. Said Letters of Credit shall be issued at the request of Borrower to such third parties as Borrower shall direct in furtherance of the customary business purposes of Borrower upon terms and conditions as Bank may from time to time impose on similar financing accommodations to its commercial borrowers similarly situated.

2. Purpose of the $500k Loan.

   The $500k Loan shall be made to Borrower to support its short term commercial borrowing needs for the conduct of its regular business. The $500k Loan shall be in the form of a revolving commercial credit line as herein after described.

3. Interest, Repayment and Term.

   The Loan shall be evidenced by documentation in form and content acceptable to Bank in the exercise of its reasonable lending discretion and shall provide, inter alia, for the following terms and conditions:

3.1 The outstanding principal of the Loan shall bear interest at a floating per annum rate (the "Note Rate") equal to Bank's Prime Rate (as hereafter defined and from time to time in effect) PLUS One and One Half (1.50%) percentage points (the "Margin"). The Note Rate shall vary as and when the Prime Rate varies, effective as of the date of each such variance in the Prime Rate.

3.2 The term "Prime Rate" means the per annum rate of interest from time to time determined by Bank's Financial Division in the exercise of its sole and exclusive judgment based upon rate information provided by funding sources ordinarily used by Bank and/or upon national or regional indices as made generally known by Bank's Financial Division to Bank's lending staff. The Prime Rate is an interest rate of general application by Bank but it is not necessarily the best or lowest interest rate made available to its customers.

3.3 Interest shall be computed on a daily basis and calculated on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

3.4 Monthly payments of interest as same accrues at the Note Rate shall commence on the first day of the month immediately following the advance of principal under either of the Loans. All principal then outstanding under the $500k Loan, all accrued but unpaid interest and all other sums which may then be due Bank

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relative to the $500k Loan, shall be due and payable in full on August 31, 2000
(the "Maturity Date"). All principal under the $200k Loan shall be due and payable UPON DEMAND and if not sooner demanded, all principal then outstanding under the $200k Loan, all accrued but unpaid interest and all other sums which may then be due Bank relative to the $200k Loan, shall be due and payable in full on the Maturity Date.

3.5 The Loan documents shall provide that after maturity of the Loan howsoever occasioned and/or during the continuance of any default under the Loan documents beyond any applicable grace period expressly therein provided for, the interest rate shall be five (5.00%) percentage points above the otherwise applicable rate.

3.6 The Loan documents shall provide that the Loan shall become due and payable on demand if Lender in good faith determines that the prospect of payment or performance by Borrower or any guarantor under the Loan documents, or any collateral securing the Loan, is impaired or if the Borrower or any guarantor shall default under any other loan obligation to the Bank.

4. Advances of Principal.

   The principal amount of the $500k Loan shall be advanced in the normal course of Bank's revolving credit line commercial financing facilities pursuant to the terms of a Commercial Revolving Loan Agreement by and between Bank and Borrower in form and content acceptable to Bank. The principal amount of the $200k Loan shall be deemed advanced when and if any draw or demand for a draw is made pursuant to the terms of any Standby Letter of Credit issued by Bank pursuant to the $200k Loan. All advances of principal under the Loan are subject to the prior satisfaction by Borrower of all conditions precedent herein provided for.

5. Commitment Fee.

   Borrower shall pay to Lender a non-refundable commitment fee and other fees of $5,000.00.

   Borrower shall pay all customary and then applicable fees incident to the issuance and maintenance of any Letter of Credit made pursuant to the $200k Loan. The non-refundable commitment

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fee shall be paid at the time and as a condition of Borrower's acceptance of this commitment and as consideration for the issuance of this commitment. Such fee shall be considered earned whether or not the Loan closes.

6.  Guaranty.

    The $500k Loan shall be partially guaranteed by the Connecticut Development Authority pursuant to the terms of its June 16, 1999 Commitment Letter, a copy of which is attached hereto as Exhibit A and incorporated herein by reference. It shall be a condition precedent to the making of the Loan that said Guaranty is in full force and effect as of the Closing.

7.  Prepayment.

    The Borrower may prepay the Loan at any time in whole or in part without fee or penalty.

8.  Security.

    In addition to other items of collateral or security as provided elsewhere herein, the Loan shall be secured as follows:

8.1 $200K Loan.

    The $200K Loan shall be secured by the pledge and delivery of cash deposits in an amount or amounts equal to the face amount of any Standby Letters of Credit issued by Bank at the direction of Borrower under the terms of the $200K Loan facility. Said deposits shall be released to Borrower in accordance with Bank's customary procedures but in no event shall the sum total of cash pledged and held by Bank be less than Bank's aggregate exposure under such Letters of Credit at any one time outstanding.

8.2 $500K Loan.

    (a) A first priority, valid and perfected lien upon all accounts receivable of Borrower.

    (b) A second priority valid and perfected lien as to all other personal property of Borrower.


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    (c) The Guaranty as set forth in paragraph 6 of this Commitment Letter.

9.  Loan Documents.

9.1 $200,000 Credit Line

    The $200K Loan shall be documented by the following, all in form and content acceptable to Bank in its sole and absolute discretion:

    a. Promissory Note.

    b. Customary internal People's Bank documentation evidencing the obligation to issue, and the issuance of, Standby Letters of Credit to be secured by cash collateral. All such letters of credit to be issued shall expire by their terms not more than six months from date of issuance or one month before the expiry of the credit facility, whichever is earlier. The $200K Loan shall be cross defaulted with the $500K Loan.

    c. Subordination of any other creditor of Borrower who asserts a security interest in the Borrower's cash.

9.2 $500,000 Revolving Credit Line

    The $500K Loan shall be documented by the following, all in form and content acceptable to Bank in its sole and absolute discretion:

    a. Promissory Note.

    b. Commercial Revolving Credit Line Agreement which shall provide, inter alia, for certain financial performance criteria as follows:

    Debt Service Coverage Ratio of 1.25x as determined by Bank on a rolling four quarter basis, commencing June 30, 1999 and continuing during the term of the $500K loan.

Said Agreement shall further provide that at no time during the term of the $500K Loan shall the principal then advanced and outstanding exceed eighty (80%) percent of the value of the

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Eligible Receivables as determined by Bank based upon Borrower's timely monthly reporting of the status of same to Bank. "Eligible Receivables" are all accounts receivable of Borrower EXCEPTING receivables more than sixty (60) days past invoice date, all receivables of the United States government and all unearned service contract receivables. No advances shall be made unless the above ratio is met and the failure of Borrower to reduce the principal at any time advanced and outstanding upon Bank's DEMAND to conform to said ratio shall be a default of the $500K Loan.

    c. Security Agreement as to all assets of Borrower with Financing Statements as above described.

    d. A subordination of all secured creditors of record with respect to the accounts receivable, only, of the Borrower. Said creditors shall further waive payment on account of Borrower's obligations thereby secured in the event, and during the continuance of a default of Borrower's financial covenants set forth in paragraph 9.2 b, above.

    e. An intercreditor/marshalling agreement as hereinabove described.

    f. Connecticut Development Authority Guaranty and compliance with all conditions precedent to the execution and delivery of same, all as above described.

9.3 As to Both Credit Facilities

    Prior to closing, Borrower shall provide Bank the following:

    a. An up to date Uniform Commercial Code search of the Borrower.

    b. Certificate of Legal Existence of the Borrower.

    c. Copies of relevant incorporation documents of Borrower including any share holder agreements.

    d. Copies of all documentation evidencing or securing Investor Creditor interests.

    e. An opinion of legal counsel to each Investor Creditor

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as to authority binding effect and due execution.

   f. An opinion of legal counsel to the Borrower in the normal course.

   g. At closing, an affidavit, by Mr. Perkins and Mr. Vehlies, personally and as officers of Borrower, as to the following:

      i. the balance sheet as of 12/31/98 (the "Balance Sheet") is true and accurate;

      ii. there is no litigation pending nor contingent liabilities except as disclosed on the Balance Sheet;

      iii. all federal, state and local tax filings have been made, all tax obligations and assessments are current and no claims have been asserted, all other than as shown on the Balance Sheet;

      iv. there has been no material adverse change in the Borrower's financial condition since the date of the Balance Sheet;

      v. the proposed Loan, as evidenced by the Loan documents, does not violate any corporate bylaw or provision nor would result in a default under any other agreement or obligation to which the Borrower is a party or by which it is bound;

      vi. there is no current default by the Borrower in the performance of, or compliance with any covenant or condition of any agreement or obligation to which the Borrower is a party or by which it is bound.

   h. Evidence of casualty and liability insurance reasonably acceptable to People's Bank. All insurance policies shall be in the form and substance, for amounts and in companies "A" rated and acceptable to the Bank, with annual premiums prepaid by the Borrower, shall contain lender's loss payable clauses (as Lender may require) effective as of the closing date, providing for any loss payable thereunder to be paid to the Lender, shall provide

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that the policy may not be canceled without 30 days prior written notice to the mortgagee and shall be deposited with the Lender throughout the life of the Loan. The Lender's obligations under this commitment shall be conditioned upon receipt at closing of such insurance policies complying with this paragraph together with evidence of premium payment. All policies and endorsements shall be endorsed as follows: People's Bank/its successors and assigns/ATIMA, P.O. Box 7097, Bridgeport, Connecticut 06601, Loan #00-0000660. All notices required to be sent to Lender shall be sent by registered mail, postage prepaid, to the address above set forth.

9.4 As to Both Credit Facilities

    Borrower shall further comply with any other requirement as People's Bank may reasonably impose in the sole exercise of its commercial underwriting discretion pursuant to its established underwriting criteria and shall be responsible for all fees and costs of People's Bank, whether or not the loan facilities close.

    The condition of the title to all collateral, the form and substance of all documents, agreements, or other instruments shall be such as Lender shall deem necessary or require and shall be satisfactory to Lender and its counsel. Without limiting the foregoing, the Loan documents shall include such covenants, representations and warranties and default provisions as Lender may deem necessary or desirable.

    Borrower shall duly execute and/or deliver such instruments, documents, certificates, opinions, assurances and shall do such other acts and things as Lender may reasonably request to provide Lender with such information and assurances Lender may require with respect to the Loan and operation of the property and to effect the intent and purpose of the Loan and this Commitment Letter.

10.  Financial Statements.

10.1 Current signed financial statements of Borrower must be submitted to and approved by the Lender prior to Loan closing.

10.2 The Loan documents shall provide that Borrower and the Guarantor under the Guaranty annually shall furnish to the Lender or cause to be furnished, (a) quarterly during the term of the Loan financial statements of the Borrower, all in such detail as the Lender may reasonably require and certified by a certified public accountant acceptable to the Bank if the Bank so requests,

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(b) within (15) days of filing, copies of Borrower's and Guarantor's federal, state, and local tax returns together with all supporting schedules, and (c) such other financial information in such detail as the Bank may require within ten (10) days of the Bank's request for same.

11. Late Charge/Default Rate.

    The note evidencing the Loan will provide that the Borrower will be assessed by the Lender a late charge equal to five (5.00%) percent of the aggregate monthly payment of interest, principal for each payment not paid within fifteen
(15) days of the due date to cover the expenses to the Lender resulting from such delinquent payment. During the continuance of any default under the note evidencing the Loan, the mortgage securing the note or any related documents beyond any applicable grace period contained therein, the interest rate under the note shall be five (5.00%) percentage points above the then otherwise applicable interest rate.

12. Prejudgment Remedy and Jury Trial Waivers.

    The Loan documents will provide for a waiver by Borrower of such rights as may exist under state or federal law to a hearing prior to Lender's exercise of any right to take legal action to enforce its rights under the Loan documents after a default thereunder and a waiver by Borrower of the right to a jury trial.

13. Secondary Financing.

    Excepting only such financings as are disclosed by Borrower to Bank prior to closing and accepted by Bank in its sole and absolute discretion, no secondary financing shall be permitted without Lender's prior written consent, to be given or withheld in Lender's sole discretion. Any secondary financing obtained by the Borrower and/or secured by the collateral or any part thereof or interest therein without such consent shall be a default under the Loan documents causing, at Lender's option, the entire amount of the Loan and all other indebtedness of the Borrower to Lender to be immediately due and payable.

14. Lender's Counsel - Closing Procedure.

    Lender's counsel for this transaction shall be Karl-Erik Sternlof of Brown, Jacobson, Tillinghast, Lahan & King, P.C., 22

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
Courthouse Square, Norwich, Connecticut 06360, who shall represent Lender in this transaction, prepare the Loan documents and review all closing exhibits.

    Lender's counsel is generally in a position to complete the closing within fifteen (15) business days after satisfaction of all pre-closing requirements of this commitment letter and receipt of acceptable closing exhibits.

    All fees and disbursements of Lender's counsel in connection with the Loan, including, without limitation, preparation of this commitment, loan documentation, negotiation and closing of the Loan, are the responsibility of the Borrower, whether or not the Loan closes.

15. Costs and Expenses.

    The Loan transaction shall be made without cost to the Lender. Whether or not this commitment is terminated for any reason, and whether or not the Loan transaction closes or portion thereof is disbursed, Borrower agrees to pay all expenses, fees and out of pocket charges paid or payable to third parties with respect to the Loan transaction or in any way connected therewith, including, without limiting the foregoing, legal fees of counsel for Borrower legal fees of counsel for the Lender, costs of recording, documentary stamps, taxes, and such other customary and reasonable expenses (whether incurred prior to or after the date of closing) as are normally and reasonably incurred in connection with the processing and/or consummation of the Loan transaction, or such similar expenses as may be incurred in connection with the submission of any instruments and documents after the date of closing or the modification of loan document as may occur or be required after the date of closing.

16. Consideration for Commitment.

    In consideration of the expenses incurred by Lender in processing this Loan, for the issuance of this commitment, and for the holding of funds for disbursement at the future date, the Borrower agrees that upon acceptance of this commitment and payment of the commitment fee specified above this commitment shall become binding and that the provisions hereof shall govern the closing of the Loan and the terms of this commitment shall survive the closing except to the extent inconsistent with the

Loan documents.

17. Borrower's Representations.

    This commitment is issued in reliance on the representations made by the Borrower in connection with its application for the Loan. By acceptance of this commitment, the Borrower represents that all such representations remain true and correct and that it has not accepted any other commitment for a mortgage loan on the Property.

18. Sale of Participation(s) by Lender.

    Lender may sell one or more participation interests in the Loan. Lender shall have the right to disclose any information in its possession or available to it relative to the Property, the Borrower and/or the Guarantor of the Loan as Lender deems necessary or desirable in connection with the solicitation and sale of participation interests in the Loan.

19. Brokerage.

    No brokerage commission or compensation is to be paid by the Lender in connection with the Loan, and by acceptance hereof the Borrower and each guarantor of the Loan, agrees to indemnify the Lender against any claim for a brokerage commission or compensation. Lender and Borrower each warrant and represent to the other that they have not dealt with any broker with regard to this transaction.

20. Assignment.

    The identity of the Borrower is of material importance to the Lender, and this commitment may not be assigned by the Borrower, and the Lender shall have no obligation hereunder to any third party, without the Lender's prior written consent, which may be given or withheld in Lender's sole discretion.

21. Contingencies.

    Lender's obligations to close and make any advance under the Loan discussed in this commitment are subject to the following:

    (a) There being no material adverse change in the financial

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condition of Borrower at the closing date from that shown on financial statements and other materials heretofore submitted to Lender, and there being no litigation at the closing date involving those parties, except litigation previously disclosed in writing to, and accepted by, the Lender. Any failure of the Borrower to notify Lender of any such material adverse change or of any such litigation shall constitute a representation by the Borrower to the Lender that none has occurred;

    (b) Borrower shall not be subject to a bankruptcy, insolvency or reorganization proceeding;

    (c) There exists no default under the Loan documents and no event or condition which could become a default with the passage of time or giving of notice;

    (d) Borrower accepting this commitment on or before August 31, 1999, by signing and returning the enclosed copy of this letter to Lender together with the commitment fee discussed in Section 3 which sum shall be a non-refundable fee to be retained by the Bank, whether or not the Loan closes; and

    (e) Satisfaction of all other conditions and requirements for both the $200K Loan and the $500K Loan, all as set forth in this commitment letter.

    (f) That Borrower agrees in writing at Closing, in form and content acceptable to Lender, to maintain all operating accounts relative to its business in an account or accounts at Lender to which recourse may be had in the event of Borrower's default.

22. Reliance.

    Neither this commitment nor any obligation or undertaking of Lender set forth in this commitment letter, may be relied on by third parties without the express consent of Lender to such reliance.

23. Effect.

    This commitment is issued in response to Borrower's request. Where terms and provisions of this commitment differ from terms and conditions of the Loan as requested, this commitment shall prevail. All representations inclusive of correspondence,

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
applications or commitment letters related to this Loan and dated prior to the date hereof shall be superseded by this Commitment and be of no further force or effect. This Commitment shall survive the closing of the Loan and all terms hereof to the extent the same are not inconsistent with the terms of the Loan Documents shall continue to apply, and Borrower in the event of a violation shall be deemed to be in default thereunder which shall entitle Lender to any and all rights or remedies referred to herein or under the Loan Documents, or available to Lender under law or in equity.

24. Time of Closing.

    The closing on this Loan in accordance with the terms hereof, must take place on or before thirty (30) days after acceptance, otherwise the commitment shall become null and void. The Lender must be given at least five (5) business days' written notice prior to closing or advance of any funds.

    If there are any questions in connection with the terms of this commitment, please call us at (860) 889-2621.


Very truly yours,

PEOPLE'S BANK



By Arthur C. Barton
Its Vice President
Duly Authorized



The undersigned hereby accepts this Commitment as set forth above and agrees to be bound to its terms.

Borrower:
                                    Gunther International, Ltd


Date:                               By: /s/ Marc I. Perkins
      ---------------------             ----------------------------
                                        ---------------------------,
                                        Its President
                                        ----------------------------
                                        Duly Authorized
                                        Subject to attached letter
                                        dated September 2, 1999 from
                                        Marc I. Perkins to Arthur C. Barton

                                    GUNTHER

September 2, 1999


Mr. Arthur C. Barton
People's Bank
4 Broadway
Norwich, Connecticut 06360-5725

Dear Mr. Barton:

In reference to your letter dated August 27, 1999, in which People's Bank agrees to loan Gunther International, Ltd. a maximum principal sum of $700,000 under two credit facilities subject to certain terms and conditions ("People's Commitment Letter"), please find a signed copy of the Commitment Letter subject to the changes noted below and a signed copy of the commitment letter from the Connecticut Development Authority ("CDA Commitment"). Other than the changes noted below, all terms and conditions of the People's Commitment Letter and the CDA Commitment letter remain the same.

The following changes are incorporated into the Commitment Letter:

         Section 3.6 is replaced in its entirety by:

         "The Loan documents shall provide that the Loan shall become due and payable on demand if Lender in good faith determines that the prospect of payment or performance by Borrower or any guarantor under the Loan documents is impaired, if the Borrower or any guarantor shall default under any other loan obligation to the bank, or should the collateral securing the loan become impaired to the extent that the conditions set forth in paragraph 9.2 are not met."

         Section 4 is amended as follows:

         "....Commercial Revolving Loan Agreement by and between Bank and
         Borrower in form and content acceptable to Bank AND BORROWER. The
         ........."

         Section 14, third paragraph is amended as follows:

         "....the responsibility of the Borrower, whether or not the loan closes, SUBJECT TO A CAP ON THE ATTORNEY FEES FOR THE LENDER OF
         $2,000."

         Section 15 is amended as follows:

         ".......legal fees of counsel for the Lender SUBJECT TO THE CAP OF
         $2,000 AS STATED IN SECTION 14......"

Please indicate your acceptance of the changes noted above by signing in the space provided below. The commitment fees required by the bank will be paid by Gunther International, Ltd. upon the receipt of a signed copy of this letter.

Sincerely,


/s/ Marc I. Perkins
-------------------------
Marc I Perkins
Chief Executive Officer

The undersigned hereby accepts the changes to the People's Commitment Letter as set forth above and agrees to be bound to its terms.

Lender: People's Bank

By:

Its Vice President
Duly Authorized

                    [GUNTHER INTERNATIONAL, LTD. LETTERHEAD]


                                                          As of October 23, 1999
People's Bank
4 Broadway
Norwich, Connecticut  06360

         Re: People's Bank Commitment Letter to Gunther International, Ltd. dated Revised August 27, 1999 as Modified by Gunther International, Ltd. Letter to People's Bank dated September 2, 1999

Ladies and Gentlemen:

         This letter is to confirm our understanding with respect to a change to the above-captioned Commitment Letter with respect to the financial information which is to be delivered by Gunther International, Ltd. (the "Borrower") to People's Bank (the "Bank") during the existence of the two loan facilities described in the Commitment Letter. It has been agreed that Section 10.2 of the Commitment Letter shall be replaced by the following: "The Loan documents shall provide that Borrower shall timely submit to Bank the following financial information: internally prepared financial statements (balance sheet, statement of income and retained earnings) on a monthly basis within thirty (30) days following the end of the preceding month; audited financial statements annually within one hundred twenty (120) days after the end of Borrower's fiscal year; and notice of all filings made to the Securities and Exchange Commission, with copies of such filings upon written request of Bank within twenty days of such filing or request.

         Please confirm your agreement with the foregoing change to the Commitment Letter by signing a copy of this letter in the place indicated and returning it to us.

                                           Very truly yours,

                                           GUNTHER INTERNATIONAL, LTD.


                                           By: /s/ Michael M. Vehlies
                                               ----------------------------
                                               Name: Michael M. Vehlies
                                               Title:  Chief Financial Officer
ACKNOWLEDGED AND AGREED TO
as of the 23rd day of October, 1999

PEOPLE'S BANK


By: /s/ Arthur C. Barton
    ----------------------------
    Name: Arthur C. Barton
    Title:   Vice President